UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

August 25, 2011

Date of Report (Date of earliest event reported)

ADVANCED MICRO DEVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-07882	94-1692300
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One AMD Place Sunnyvale, California 94088
(Address of principal executive offices) (Zip Code)

(408) 749-4000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 25, 2011, Rory P. Read was named President and Chief Executive Officer of Advanced Micro Devices, Inc. (the “Company”), effective August 25, 2011 (the “Effective Date”). Mr. Read will succeed Thomas J. Seifert, who has served as the Company’s interim Chief Executive Officer since January 2011 and who will cease serving in that capacity on the Effective Date. Mr. Seifert will continue to serve as Senior Vice President, Chief Financial Officer of the Company.

Mr. Read, 49, served as President and Chief Operating Officer of Lenovo Group Limited, a manufacturer and provider of computers and information technology management software, from February 2009 until August 2011, and as Senior Vice President, Operations, from July 2006 to February 2009. Prior to Lenovo Group Limited, Mr. Read served for 23 years in various management positions at International Business Machines Corporation, a technology manufacturing and consulting company.

Lenovo Group Limited is a significant customer of the Company. In his capacity as President and Chief Operating Officer of Lenovo Group Limited prior to joining the Company, Mr. Read may be deemed to have had a material indirect interest in business transactions between the Company and Lenovo Group Limited. Since the beginning of the Company’s 2010 fiscal year, the Company received payments from, and made payments to, Lenovo Group Limited in respect of such transactions in approximate aggregate amounts of $450 million and $32 million, respectively.

On August 25, 2011, the Board of Directors of the Company (the “Board”) increased the size of the Board to ten directors and, effective August 25, 2011, elected Mr. Read to the Board. Mr. Read will not serve on any committee of the Board and will not receive any compensation for his service as a director. Other than his Employment Agreement (as defined below) and the Company’s standard form of Proprietary Information and Invention Assignment Agreement signed by Mr. Read, there is no arrangement or understanding between Mr. Read and any other person pursuant to which Mr. Read was appointed President, Chief Executive Officer and director of the Company.

On August 25, 2011, the Company entered into an at-will Employment Agreement with Mr. Read, which sets forth his duties and obligations as President and Chief Executive Officer of the Company (the “Employment Agreement”). Pursuant to the terms of the Employment Agreement, Mr. Read is entitled to the following compensation and benefits:

•	An initial annual base salary of $1,000,000 which will be reviewed at least annually, and may be adjusted, by the Board (the “Base Salary”).

•	For the period commencing on the effective date of the Employment Agreement and ending on December 31, 2011, a bonus equal to 150% of the portion of the Base Salary payable for that period.

•	Effective January 1, 2012, an annual performance bonus at a target amount of 150% of Base Salary (the “Annual Bonus”), payable under the terms of the Company’s Executive Incentive Plan.

•	Eligibility to participate in equity and incentive compensation plans adopted from time to time by the Compensation Committee of the Board.

•

A lump-sum, cash sign-on bonus of $1,000,000, up to half of which must be repaid if Mr. Read is not employed by the Company on the two-year anniversary of the Effective Date for any reason other than a Covered Termination (as defined in the Employment Agreement).

•

The following equity awards made pursuant to, and subject to the provisions of, the Company’s 2004 Equity Incentive Plan (as amended and restated, the “Equity Incentive Plan”): (i) a grant of 717,000 restricted stock units (“RSUs”), which will vest in three equal annual installments based on Mr. Read’s continued employment through each vesting date; (ii) a grant of 143,000 RSUs, which will fully vest on the one-year anniversary of the Effective Date based on Mr. Read’s continued employment through such vesting date; (iii) a grant of 287,000 RSUs (the “Performance RSUs”), which will vest in three equal annual installments if (a) the volume weighted average closing price of the Company’s common stock over any 30-day period during such three-year vesting period is equal to or greater than $11.00 per share (such test, the “Performance Target”), and (b) Mr. Read continues his employment with the Company through the applicable vesting date; (iv) a grant of a non-qualified option to purchase 1,847,000 shares of the Company’s common stock, which will vest in three equal annual installments based on Mr. Read’s continued employment through each vesting date; and (v) a grant of a non-qualified option to purchase 739,000 shares of the Company’s common stock (the “Performance Option”), which will vest in three equal annual installments if the Performance Target is satisfied and Mr. Read continues his employment with the Company through the applicable vesting date.

•

Relocation benefits applicable to other senior executive officers of the Company; provided, however, that, (i) upon the satisfaction of certain conditions, the Company will pay Mr. Read the difference between Mr. Read’s original purchase price and the sales price of Mr. Read’s principal residence in Raleigh, North Carolina, plus an amount calculated to pay any income and employment taxes due as a result of such payment plus the taxes on such payment and (ii) if Mr. Read is unable to sell such principal residence within 12 months following the Effective Date, the Company will purchase such principal residence for its fair market value and provide the additional benefits described in (i) above with respect to such purchase.

Pursuant to its terms and conditions, the Employment Agreement may be terminated by (i) the Company for Cause (as defined in the Employment Agreement), (ii) Mr. Read’s Involuntary Termination Without Cause (as defined in the Employment Agreement), (iii) Mr. Read’s Constructive Termination (as defined in the Employment Agreement), (iv) Mr. Read’s voluntary election to terminate his employment with the Company or (v) Mr. Read’s death or disability.

Except as otherwise described in the next paragraph, in the event of Mr. Read’s Involuntary Termination Without Cause or Constructive Termination:

•

The Company will pay Mr. Read his earned but unpaid Base Salary through the date of termination and all other amounts to which Mr. Read is entitled under any compensation plan or practice of the Company on the date of termination.

•

All unvested equity awards then held by Mr. Read that would otherwise have vested during the 24-month period after Mr. Read’s termination will be deemed fully vested, unless the Performance Target was not satisfied before the date of termination, in which case the unvested Performance RSUs and Performance Option will not vest.

•	The Company will make a lump-sum cash payment to Mr. Read in an amount equal to two times his then Base Salary plus two times his then target Annual Bonus.

•	The Company will pay any applicable COBRA premiums on behalf of Mr. Read and his dependents for a period of 12 months following the date of termination.

In the event of Mr. Read’s Involuntary Termination Without Cause or Constructive Termination between the public announcement of a transaction that results in a Change of Control of the Company and 24 months after such Change of Control of the Company:

•

The Company will pay Mr. Read his earned but unpaid Base Salary through the date of termination and all other amounts to which Mr. Read is entitled under any compensation plan or practice of the Company on the date of termination.

•

All unvested equity awards then held by Mr. Read will accelerate and be deemed fully vested, unless the closing price of the Company’s common stock on the trading date immediately prior to the date of such Change of Control does not equal $11.00 or more, in which case the unvested Performance RSUs and Performance Option will not vest.

•

The Company will make a lump-sum cash payment to Mr. Read in an amount equal to two times his Base Salary plus two times his target Annual Bonus, in each case at the rate in effect immediately before the date of termination of, if higher, the rate in effect six months before the date of termination.

•

The Company will pay Mr. Read the pro rata amount of his Annual Bonus accrued under the Company’s Executive Incentive Plan assuming performance at target levels for the portion of the year prior to the date of termination.

•

The Company will provide health and welfare benefits to Mr. Read for a period of 12 months following the date of termination. The Company will also pay Mr. Read an amount calculated to pay any income and employment taxes imposed on him as a result of the provision of such health and welfare benefits. In addition, the Company will provide for financial planning and tax planning services up to $4,000 to Mr. Read for 12 months following the date of termination.

Pursuant to the Employment Agreement, Mr. Read is subject to a confidentiality covenant, a non-disparagement covenant, a two-year non-compete covenant and a two-year non-solicitation covenant.

The above summary of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. A copy of the press release announcing Mr. Read’s appointment is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Employment Agreement between Advanced Micro Devices, Inc. and Rory P. Read, effective as of August 25, 2011.

99.1	Press release of the Company dated as of August 25, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 25, 2011	ADVANCED MICRO DEVICES, INC.

	By:	/s/ Faina Roeder
	Name:	Faina Roeder
	Title:	Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement between Advanced Micro Devices, Inc. and Rory P. Read, effective as of August 25, 2011.

99.1	Press release of the Company dated as of August 25, 2011.